Exhibit 99

Jefferies Reports Quarterly Financial Results

NEW YORK--(BUSINESS WIRE)--September 20, 2011--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for its fiscal third quarter and year-to-date periods ended August 31, 2011.

Highlights for the three months ended August 31, 2011 (which reflect a bargain purchase gain and certain expenses related to the Bache acquisition) versus the three months ended August 31, 2010:

  Net revenues of $509 million ($457 million without the Bache bargain purchase gain) versus $517 million
  Net income to Common Shareholders of $68 million ($23 million without Bache acquisition related items) versus $45 million
  Net earnings per common share of $0.30 ($0.10 without Bache acquisition related items) versus $0.22
  Investment Banking net revenues of $294 million versus $246 million

Highlights for the nine months ended August 31, 2011 (which reflect a bargain purchase gain and certain expenses related to the Bache acquisition) versus the eight months ended August 31, 2010:

  Net revenues of $2.0 billion ($1.9 billion without the Bache bargain purchase gain) versus $1.5 billion
  Net income to Common Shareholders of $236 million ($194 million without the Bache acquisition related items) versus $161 million
  Net earnings per common share of $1.07 ($0.88 without the Bache acquisition related items) versus $0.79
  Investment Banking net revenues of $861 million versus $598 million

"Although our firm has never had a stronger capital base or a more diversified business mix, our core revenues and earnings were directly impacted by the extremely difficult and volatile operating environment, particularly in August,” commented Richard B. Handler, Chairman and Chief Executive Officer of Jefferies. “We will continue to do our best to navigate this period of exceptional uncertainty with the goal of best serving our clients and shareholders.”

A conference call with management discussion of these financial results will be held today at 9:00 AM Eastern. Investors and securities industry professionals may access the management discussion by calling 877-710-9938 or 702-928-7183. A one-week replay of the call will also be available at 855-859-2056 or 404-537-3406 (conference ID # 96561656). A live audio webcast and delayed replay can also be accessed at Jefferies.com.

Jefferies Group, Inc. (NYSE: JEF) is the global investment banking firm focused on serving clients for nearly 50 years. The firm is a leader in providing insight, expertise and execution to investors, companies and governments, and provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and commodities, in the U.S., Europe and Asia.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

			Nine Months	Eight Months
	Three Months Ended (14)		Ended	Ended (14)
	Aug 31, 2011	Aug 31, 2010	Aug 31, 2011	Aug 31, 2010
Revenues:
Commissions	$154,896	$118,571	$404,108	$347,527
Principal transactions	(74,003)	71,044	391,464	317,686
Investment banking	293,750	246,193	861,230	598,450
Asset management fees and investment income from managed funds	3,086	786	37,501	11,804
Interest	353,006	239,557	930,647	625,725
Other	63,369	16,879	105,948	44,240
Total revenues	794,104	693,030	2,730,898	1,945,432
Interest expense	284,822	175,761	736,068	432,995
Net revenues	509,282	517,269	1,994,830	1,512,437
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	(14,671)	(2,537)	6,183	(26)
Net revenues, less mandatorily redeemable preferred interest	523,953	519,806	1,988,647	1,512,463

Non-interest expenses:
Compensation and benefits	299,640	308,797	1,174,468	877,204
Floor brokerage and clearing fees	32,959	30,111	92,475	84,199
Technology and communications	60,039	46,135	153,563	114,189
Occupancy and equipment rental	22,581	18,433	60,997	49,448
Business development	21,853	17,420	64,248	42,405
Professional services	19,061	13,008	48,437	34,702
Other	12,582	9,404	45,805	37,222
Total non-interest expenses	468,715	443,308	1,639,993	1,239,369
Earnings before income taxes	55,238	76,498	348,654	273,094
Income tax expense	1,228	33,873	107,899	110,277
Net earnings	54,010	42,625	240,755	162,817
Net (loss) earnings to noncontrolling interests	(14,265)	(2,129)	4,523	1,865
Net earnings to common shareholders	$68,275	$44,754	$236,232	$160,952
Earnings per common share:
Basic	$0.30	$0.22	$1.07	$0.79
Diluted	$0.30	$0.22	$1.07	$0.79

Weighted average common shares:
Basic	218,426	195,601	209,544	196,943
Diluted	222,541	195,612	213,661	201,062

Effective tax rate	2%	44%	31%	40%

Jefferies Group, Inc. And Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended (14)
	8/31/2011	5/31/2011	2/28/2011	11/30/2010	8/31/2010	5/31/2010
Statement of Earnings
Net revenues, less mandatorily redeemable preferred interest	$523,953	$722,750	$741,944	$664,870	$519,806	$665,518

Non-interest expenses:
Compensation and benefits	299,640	431,936	442,892	405,440	308,797	384,311
Non-compensation expenses	169,075	160,330	136,121	135,852	134,511	137,527
Earnings before income taxes	55,238	130,484	162,931	123,578	76,498	143,680
Income tax expense	1,228	45,784	60,886	46,126	33,873	56,189
Net earnings	54,010	84,700	102,045	77,452	42,625	87,491
Net (loss) earnings to noncontrolling interests	(14,265)	4,084	14,704	14,735	(2,129)	3,665
Net earnings to common shareholders	$68,275	$80,616	$87,341	$62,717	$44,754	$83,826
Diluted earnings per common share	$0.30	$0.36	$0.42	$0.31	$0.22	$0.41

Financial Ratios
Pretax operating margin	11%	18%	22%	19%	15%	22%
Compensation and benefits / Net revenues	59%	59%	58%	60%	60%	58%
Effective tax rate	2%	35%	37%	37%	44%	39%

Jefferies Group, Inc. And Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended (14)
	8/31/2011	5/31/2011	2/28/2011	11/30/2010	8/31/2010	5/31/2010
Revenues by Source
Equities	$126,850	$165,076	$177,358	$155,071	$109,280	$179,505
Fixed Income	33,087	223,121	318,097	227,876	161,010	218,144
Other	52,509	-	-	-	-	-
Total	212,446	388,197	495,455	382,947	270,290	397,649

Equity	58,629	52,039	49,684	48,369	19,151	73,677
Debt	128,058	131,806	62,967	86,814	77,564	109,767
Capital markets	186,687	183,845	112,651	135,183	96,715	183,444
Advisory	107,063	144,576	126,408	156,701	149,478	72,514
Investment banking	293,750	328,421	239,059	291,884	246,193	255,958

Asset management fees and investment (loss)/income from managed funds:
Asset management fees	3,127	5,019	16,117	6,083	3,996	7,165
Investment (loss) / income from managed funds	(41)	5,528	7,751	(1,102)	(3,210)	6,764
Total	3,086	10,547	23,868	4,981	786	13,929
Net revenues	509,282	727,165	758,382	679,812	517,269	667,536
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	(14,671)	4,415	16,438	14,942	(2,537)	2,018
Net revenues, less mandatorily redeemable preferred interest	$523,953	$722,750	$741,944	$664,870	$519,806	$665,518

Other Data
Number of trading days	65	64	61	63	65	64
Full time employees (end of period)	3,842	3,222	3,082	3,084	2,971	2,821
Common shares outstanding	200,314	202,154	177,068	171,694	171,241	171,591
Weighted average common shares:
Basic	218,426	210,751	199,141	194,901	195,601	196,944
Diluted	222,541	214,870	203,257	199,017	195,612	201,064

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(Amounts in Thousands)
(Unaudited)

		August 31, 2011

Common shares outstanding		200,314
Outstanding restricted stock units		25,139
Adjusted shares outstanding		225,453

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three Months Ended	Nine Months Ended
		August 31, 2011	August 31, 2011

Shares outstanding (weighted average)	(1)	201,700	189,690
Unearned restricted stock	(2)	(6,548)	(6,055)
Earned restricted stock units	(3)	20,533	22,526
Other issuable shares	(4)	2,741	3,383
Common Shares for Basic EPS		218,426	209,544

Stock options	(5)	5	9
Mandatorily redeemable convertible preferred stock	(6)	4,110	4,108
Convertible debt	(7)	-	-
Common Shares for Diluted EPS		222,541	213,661

(1) Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2) As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3) As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4) Other shares issuable include shares issuable to settle previously granted restricted stock awards and shares issuable under certain deferred compensation plans.

(5) Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6) Calculated under the if-converted method. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

(7) Represents the potential common shares issuable under the conversion spread (the excess conversion value over the accreted debt value) based on the average stock price for the period.

Jefferies Group, Inc. And Subsidiaries
Financial Highlights
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended (14)
	8/31/2011	5/31/2011	2/28/2011	11/30/2010	8/31/2010	5/31/2010

Net earnings to common shareholders	$68,275	$80,616	$87,341	$62,717	$44,754	$83,826
Basic EPS (1)	$0.30	$0.36	$0.42	$0.31	$0.22	$0.41
Diluted EPS (1)	$0.30	$0.36	$0.42	$0.31	$0.22	$0.41
Effective tax rate	2%	35%	37%	37%	44%	39%

Total assets (in millions) (2)	$45,125	$40,967	$40,428	$36,727	$32,672	$33,145
Average total assets for quarter (in millions) (2)	$51,992	$47,207	$42,598	$40,184	$36,475	$36,329
Cash and cash equivalents (in millions)	$2,015	$2,499	$1,164	$2,189	$2,090	$994
Level 3 assets (in millions) (2) (3)	$645	$725	$612	$572	$486	$503
Level 3 assets (in millions) with economic exposure (2)(4)	$576	$533	$402	$368	$370	$360
Level 3 assets - % total assets (2)	1.4%	1.8%	1.5%	1.6%	1.5%	1.5%
Level 3 assets - % total financial instruments owned (2)	3.6%	4.1%	3.4%	3.6%	3.4%	3.7%
Level 3 assets with economic exposure - % common stockholders' equity (2)	18.1%	16.8%	15.6%	14.9%	15.9%	15.8%

Total common stockholders' equity (in millions)	$3,175	$3,165	$2,578	$2,478	$2,326	$2,275
Adjusted common stockholders' equity (in millions) (5)	$3,360	$3,347	$2,737	$2,639	$2,469	$2,416
Common book value per share (6)	$15.85	$15.66	$14.56	$14.43	$13.58	$13.26
Adjusted book value per share (7)	$14.90	$14.70	$13.35	$13.17	$12.36	$12.06
Tangible common book value per share (8)	$13.97	$13.83	$12.47	$12.29	$11.44	$11.12
Adjusted tangible book value per share (7)	$13.23	$13.07	$11.55	$11.33	$10.52	$10.23

Total capital (in millions) (9)	$8,206	$8,223	$7,164	$7,031	$6,344	$5,749
Leverage ratio (2) (10)	12.9	11.7	13.8	13.1	12.4	12.8
Adjusted leverage ratio (2) (11)	11.8	12.5	14.4	13.2	12.2	12.3

Average firmwide VaR (in millions) (12)	$10.48	$12.68	$10.51	$6.45	$8.64	$8.25

Common shares outstanding	200,314	202,154	177,068	171,694	171,241	171,591
Adjusted shares outstanding (13)	225,453	227,720	205,046	200,429	199,867	200,286
Share issued during quarter	1,824	25,376	7,084	1,888	372	1,659
Shares purchased during the quarter	3,145	158	1,482	1,082	525	1,620

Number of employees	3,842	3,222	3,082	3,084	2,971	2,821

Footnotes (14)

(1) The following details the calculation of basic and diluted earnings per share as included in our quarterly and annual reports.

	Quarters Ended
	8/31/2011	5/31/2011	2/28/2011	11/30/2010	8/31/2010	5/31/2010
Earnings for basic earnings per common share:
Net earnings	$54,010	$84,700	$102,045	$77,452	$42,625	$87,491
Net (loss) earnings to noncontrolling interests	(14,265)	4,084	14,704	14,735	(2,129)	3,665
Net earnings to common shareholders	68,275	80,616	87,341	62,717	44,754	83,826
Less: Allocation of earnings to participating securities (A)	3,410	3,756	3,925	2,650	1,674	2,842
Net earnings available to common shareholders	$64,865	$76,860	$83,416	$60,067	$43,080	$80,984
Earnings for diluted earnings per common share:
Net earnings	$54,010	$84,700	$102,045	$77,452	$42,625	$87,491
Net (loss) earnings to noncontrolling interests	(14,265)	4,084	14,704	14,735	(2,129)	3,665
Net earnings to common shareholders	68,275	80,616	87,341	62,717	44,754	83,826
Add: Convertible preferred stock dividends (B)	1,016	1,016	1,016	1,016	-	1,016
Less: Allocation of earnings to participating securities (A)	3,415	3,748	3,907	2,653	1,674	2,830
Net earnings available to common shareholders	$65,876	$77,884	$84,450	$61,080	$43,080	$82,012
Weighted Average Common Shares:
Basic	218,426	210,751	199,141	194,901	195,601	196,944
Diluted	222,541	214,870	203,257	199,017	195,612	201,064
Earnings per common share:
Basic	$0.30	$0.36	$0.42	$0.31	$0.22	$0.41
Diluted	$0.30	$0.36	$0.42	$0.31	$0.22	$0.41

(A) Represents dividends declared during the period on participating securities plus an allocation of undistributed earnings to participating securities. Losses are not allocated to participating securities. Participating securities represent restricted stock and restricted stock units for which requisite service has not yet been rendered and amounted to weighted average shares of 11,239,000, 10,260,000, 9,403,000, 8,599,000, 7,661,000 and 6,780,000 for the three months ended August 31, 2011, May 31, 2011, February 28, 2011, November 30, 2010, August 31, 2010 and May 31, 2010, respectively. Dividends declared on participating securities during the three months ended August 31, 2011, May 31, 2011, February 28, 2011, November, 30, 2010, August 31, 2010 and May 31, 2010 amounted to approximately $934,000, $794,000, $686,000, $632,000, $559,000 and $568,000, respectively. Undistributed earnings are allocated to participating securities based upon their right to share in earnings if all earnings for the period had been distributed.

(B) The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for our three-months ended August 31, 2010.

(2) This amount represents a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the period ended August 31, 2011.

(3) Level 3 assets represent those financial instruments classified as such under ASC 820, accounted for at fair value and included within Financial instruments owned. Level 3 assets for which we bear no economic exposure were $69.0 million at August 31, 2011, which is reflective of the portion of our Level 3 assets that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(4) Level 3 assets with economic exposure represents Level 3 assets adjusted for Level 3 assets that are either financed by nonrecourse secured financings or attributable to third party or employee noncontrolling interests in certain consolidated subsidiaries.

(5) Adjusted common stockholders’ equity (non-GAAP financial measure) represents total common stockholders’ equity plus the unrecognized compensation cost related to nonvested share based awards, i.e. granted restricted stock and restricted stock units which contain future service requirements. As of August 31, 2011, unrecognized compensation cost related to nonvested share based awards was $185.1 million. We believe that adjusted common stockholders’ equity is a meaningful measure as it reflects the current capital outstanding to stockholders, including employee common shareholders, that would be required to be paid out in liquidation.

(6) Common book value per share equals total common stockholders' equity divided by common shares outstanding.

(7) Adjusted book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity divided by adjusted shares outstanding. Adjusted tangible book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity less goodwill and identifiable intangible assets divided by adjusted common shares outstanding. As of August 31, 2011, goodwill and identifiable intangible assets equals $376.2 million. Previous quarters have been conformed to reflect this calculation. We believe these are meaningful measures as investors often incorporate the dilutive effects of outstanding capital in their valuations.

(8) Tangible common book value per share (non-GAAP financial measure) equals tangible common stockholders' equity divided by common shares outstanding. As of August 31, 2011, tangible common stockholders' equity equals total common stockholders' equity of $3,174.7 million less goodwill and identifiable intangible assets of $376.2 million. We believe that tangible common book value per share and tangible common stockholders' equity is meaningful as a valuation of financial companies are often measured as a multiple of tangible common stockholders' equity making these ratios meaningful for investors.

(9) Total capital includes our long-term debt, mandatorily redeemable convertible preferred stock, mandatorily redeemable preferred interest of consolidated subsidiaries and total stockholders' equity. Long-term debt included in total capitalization at August 31, 2011 is reduced by the amount of debt maturing in less than one year.

(10) Leverage ratio equals total assets divided by total stockholders' equity.

(11) Adjusted leverage ratio (non-GAAP financial measure) equals adjusted assets divided by tangible stockholders' equity. Adjusted assets (non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and indentifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of August 31, 2011, adjusted assets were $36,831.2 million. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(12) VaR is the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Market Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Transition Report on Form 10-K for the eleven months ended November 30, 2010.

(13) Adjusted shares outstanding equals common shares outstanding plus outstanding restricted stock units.

(14) As indicated in our Transition Report on Form 10-K for the eleven months ended November 30, 2010, we made correcting adjustments to our historical financial statements for the 2010 quarters. For additional information on these adjustments, see Note 1, Organization and Basis of Presentation, and Note 23, Selected Quarterly Financial Data (Unaudited), of the Consolidated Financial Statements of our Transition Report on Form 10-K for the eleven months ended November 30, 2010.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

				Three Months Ended					Nine Months Ended
				(Excluding Certain					(Excluding Certain
	Three Months	Certain Bache		Bache Acquisition		Nine Months	Certain Bache		Bache Acquisition
	Ended	Acquisition		Items)		Ended	Acquisition		Items)
	Aug 31, 2011	Items		Aug 31, 2011		Aug 31, 2011	Items		Aug 31, 2011

Net revenues	$509,282	$52,509	(A)	$456,773		$1,994,830	$52,509	(A)	$1,942,321

Compensation and benefits	299,640	9,064	(B)	290,576		1,174,468	9,064	(B)	1,165,404
Noncompensation expenses	169,075	2,333	(C)	166,742		465,525	7,122	(C)	458,403

Total non-interest expenses	468,715	11,397		457,318		1,639,993	16,186		1,623,807
Earnings before income taxes	55,238	41,112		14,126		348,654	36,323		312,331
Income tax expense (benefit)	1,228	(4,268)	(D)	5,496		107,899	(6,009)	(D)	113,908

Net earnings	54,010	45,380		8,630		240,755	42,332		198,423

Net earnings to common shareholders	$68,275	$45,380		$22,895		$236,232	$42,332		$193,900
Earnings per common share:
Basic	$0.30	$0.20	(E)	$0.10	(F)	$1.07	$0.19	(E)	$0.88	(F)
Diluted	$0.30	$0.20	(E)	$0.10	(F)	$1.07	$0.19	(E)	$0.88	(F)

Compensation and benefits/Net revenues	58.8%			63.6%	(G)	58.9%			60.0%	(G)
Effective tax rate	2.2%			38.9%	(H)	30.9%			36.5%	(H)

The adjustments to selected financial information presented above and the presentation of the selected financial information for the three and nine months ended August 31, 2011 excluding the effects of certain items identified and recognized in connection with the acquisition of the Global Commodities Group (the "Bache entities") from Prudential Financial, Inc. ("Prudential) are "non-GAAP financial measures." We believe this presentation provides meaningful information to shareholders as it provides comparability in our results of operations for the three and nine months ended August 31, 2011 with the results of prior periods.

FOOTNOTES TO SELECTED FINANCIAL INFORMATION

(A) The acquisition of the Global Commodities Group from Prudential resulted in a bargain purchase gain of $52.5 million recorded in Other revenues in the third quarter of 2011 as the fair value of the assets acquired and liabilities assumed exceeded the purchase price of $422 million, which was paid as cash consideration.

(B) In connection with the acquisition, compensation expense of $9.1 million was recognized for the three and nine month periods ended August 31, 2011 related to 1) severance costs for certain employees of the acquired Bache entities that were terminated subsequent to the acquisition, 2) the amortization of stock awards granted to former Bache employees as replacement awards for previous Prudential stock awards that were forfeited in the acquisition and 3) bonus costs for employees as a result of the completion of the acquisition.

(C) In connection with the acquisition, expenses (primarily professional fees) were recognized during the three and nine months ended August 31, 2011 directly related to the acquistion and/or integration of the acquired entities within Jefferies Group, Inc.

(D) Reflects the tax benefit associated with deducting total non-interest expenses of $11.4 million and $16.2 million during the three and nine months ended August 31, 2011, respectively, attributed to the acquisition of the Bache entities at an effective tax rate of 37%, which reflects our estimate of our full year tax rate. The bargain purchase gain is not a taxable item.

(E) The effects on basic and diluted earnings per share attributed to certain revenue and expense items recognized during the three months ended August 31, 2011 pertaining to the acquisition of Bache entities from Prudential were calculated using weighted average common shares of 218,426 and 218,431, respectively. The effects on basic and diluted earnings per share attributed to certain revenue and expense items recognized during the nine months ended August 31, 2011 pertaining to the acquisition of Bache entities from Prudential were calculated using weighted average common shares of 209,544 and 209,553, respectively. The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for purposes of these calculations.

(F) Basic and diluted earnings per share excluding the effects of certain revenue and expense items recognized during the third quarter of 2011 pertaining to the acquisition of Bache entities from Prudential were calculated using weighted average common shares of 218,426 and 218,431, respectively. Basic and diluted earnings per share excluding the effects of certain revenue and expense items recognized during the nine months ended August 31, 2011 pertaining to the acquisition of Bache entities from Prudential were calculated using weighted average common shares of 209,544 and 213,661, respectively. The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for purposes of the third quarter 2011 calculation.

(G) Reflects Compensation and benefits expense of $290.6 million and $1,165.4 million for the three and nine months ended August 31, 2011, respectively, after excluding certain compensation charges associated with the acquisition divided by Net revenues excluding the bargain purchase gain recognized in Other revenues during the third quarter of 2011 in connection with the acquisition of the Global Commodities Group from Prudential.

(H) Reflects Income tax expense after adjusting for the tax benefits of $4.3 million and $6.0 million for the three and nine months ended August 31, 2011, respectively, due to certain expense items identified as specifically incurred during those periods due to the acquisition of the Global Commodities Group from Prudential.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer